Exhibit 10.10

AGREEMENT

THIS AGREEMENT, made this 27th day of November, 2006 by and between HARTZ MOUNTAIN ASSOCIATES, a New Jersey general partnership, having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (hereinafter referred to as “Landlord”) and THE CHILDREN’S PLACE SERVICES COMPANY, LLC, a Delaware limited liability company, having an office at 915 Secaucus Road, Secaucus, New Jersey (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, by Agreement of Lease dated June 30, 1998, as amended by Letter Agreement dated June 30, 1998, Lease Modification Agreement dated November 20, 1998 and Second Lease Modification Agreement dated November 19, 2004 (collectively “the Lease”), Landlord leased certain demised premises at 915 Secaucus Road, Secaucus, New Jersey (the “Demised Premises”) to The Children’s Place Retail Stores, Inc.; and

WHEREAS, pursuant to that certain Assignment and Assumption of Lease Agreement dated as of October 30, 2004, the tenant’s interest under the Lease was assigned to Tenant; and

WHEREAS, pursuant to that certain Lease Termination Agreement dated May 3, 2006, Landlord and Tenant agreed to terminate the Lease in accordance with the terms and conditions therein set forth; and

WHEREAS, Landlord and Tenant have agreed to rescind the Lease Termination Agreement and reinstate the Lease and declare the same in full force and effect;

NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

1.      Preamble. The foregoing preambles are hereby incorporated by reference herein and made a part hereof.

2.      Recission of Lease Termination Agreement and Reinstatement of the Lease: Landlord and Tenant hereby rescind the Lease Termination Agreement dated May 3, 2006 and reinstate the Lease and hereby declare the Lease to be in full force and effect. The Lease shall continue without interruption as if unaffected by the Lease Termination Agreement.

3.      Continued Validity: Except as otherwise provided herein, all of the terms, covenants and conditions of the Lease shall remain in full force and effect

4.      Binding Effect. Except as modified herein, the terms, conditions and covenants of the Lease shall remain in full force and effect and shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns. The paragraph headings herein contained are for convenience and shall not be deemed to govern or control the substance hereof.

5.      Governing Law. This Agreement shall be governed and construed under the laws of the State of New Jersey.

6.      Inconsistency. Except as modified herein, the terms, conditions and covenants of the Lease shall remain unchanged and otherwise in full force and effect, and are hereby ratified and reaffirmed. In the event of an inconsistency between this Agreement and the Lease, the terms herein shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HARTZ MOUNTAIN ASSOCIATES
By:	HARTZ MOUNTAIN INDUSTRIES, INC.
(“Landlord”)

By:	/s/ Irwin A. Horowitz
Irwin A. Horowitz
Executive Vice President

THE CHILDREN’S PLACE SERVICES COMPANY, LLC
(“Tenant”)

By:	/s/ Neal Goldberg
Neal Goldberg
President

By:	/s/ Steven Balasiano
Steven Balasiano
Senior Vice President-General Counsel

Copyright© Hartz Mountain Industries, Inc. 2003. All Rights Reserved. No portion of this document may be reproduced without the express written consent of Hartz Mountain Industries, Inc.